UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 7, 2019

DERMIRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36668	27-3267680
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

275 Middlefield Road, Suite 150 Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 421-7200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	DERM	The Nasdaq Stock Market, LLC

Item 2.02	Results of Operations and Financial Condition.

On May 7, 2019, Dermira, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended March 31, 2019. The press release is being furnished as Exhibit 99.1.

Item 7.01	Regulation FD Disclosure.

The Company expects quarter-to-quarter growth in prescriptions for QBREXZA™ (glycopyrronium) cloth over the course of 2019, with such growth accelerating in the second half of the year based on the expected effects of the Company’s branded direct-to-consumer advertising campaign.

Based on changes to the Company’s patient financial assistance program that became effective April 1, 2019, the Company expects its gross-to-net discount to improve from 76% in the first quarter of 2019 to 45% to 55% for the second quarter of 2019, with further improvement in the second half of the year to approximately 40%. Based on these expected improvements in the gross-to-net discount, the Company expects that the growth in QBREXZA net product sales will exceed the growth in prescriptions. In the second half of the year, the Company expects QBREXZA gross margins of 80% to 90%.

The Company received a $30 million option payment in the first quarter of 2019 in connection with the option and license agreement entered into with Almirall, S.A. (“Almirall”) in February 2019, pursuant to which Almirall has an option to exclusively license rights to develop lebrikizumab for the treatment or prevention of dermatology indications, including but not limited to atopic dermatitis, and commercialize lebrikizumab for the treatment or prevention of all indications in Europe (the “Almirall Agreement”). The accounting for the option payment will depend on Almirall’s upcoming decision on whether to exercise its option, which the Company expects mid-year. If Almirall exercises its option, the Company expects that a portion of the $30 million option payment and future payments to the Company under the Almirall Agreement will be recognized immediately as collaboration and license revenue and a portion of such payments recognized ratably over time. If Almirall does not exercise its option, the Company would recognize the $30 million option payment as collaboration and license revenue in the quarter in which the Company was notified of such decision or the expiration of the option.

The Company expects aggregate research and development (“R&D”) expenses and sales, general and administrative (“SG&A”) expenses for 2019 of approximately $295 million to $315 million, including estimated stock-based compensation expense of approximately $35 million, with R&D expenses representing approximately one-third of the estimated amount and SG&A expenses representing approximately two-thirds of the estimated amount. SG&A expenses and the total of R&D and SG&A expenses are expected to peak in the second quarter of 2019 and R&D expenses are expected to increase over the course of the year as the Company prepares for the initiation of its lebrikizumab Phase 3 program by the end of the year. The Company also expects an additional $20 million acquired in-process R&D expense in 2019, representing an anticipated milestone payment due in connection with the initiation of its lebrikizumab Phase 3 trials pursuant to the terms of its licensing agreement with F. Hoffmann-La Roche Ltd and Genentech, Inc.

The Company believes that its existing cash and investments on hand as of March 31, 2019 and either (1) the $90.0 million available under its credit agreement with Athyrium Opportunities III Acquisition LP (“Athyrium”), assuming that the Company meets the net revenues covenant and subject to other covenants and closing conditions set forth in the credit agreement or, (2) if Almirall exercises its option to exclusively license the rights to lebrikizumab in Europe, the $50 million the Company would receive in connection with the option exercise and the $30 million the Company would receive upon the Company’s initiation of its lebrikizumab Phase 3 trials, are sufficient to meet its anticipated cash requirements into the first half of 2021 and to enable the Company to fund its planned Phase 3 clinical program for lebrikizumab through receipt of topline results.

Forward-Looking Statements

The information in this Current Report on Form 8-K contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the “safe harbor” created by those sections. This Current Report on Form 8-K contains forward-looking statements that involve substantial risks and uncertainties, including statements with respect to anticipated growth in prescriptions for QBREXZA and the effect of the Company’s branded direct-to-consumer advertising campaign; expected improvements in the gross-to-net discount and growth in net product sales and gross margins; the anticipated timing of Almirall’s upcoming decision on whether to exercise its option and the expected accounting treatment associated with that decision; estimates and anticipated trends regarding R&D, SG&A and stock-based compensation expenses for 2019; the anticipated initiation of the Company’s lebrikizumab Phase 3 program, the anticipated timing thereof and the expected acquired in-process R&D expense in connection therewith; and the belief that the Company’s cash and investments on hand as of March 31, 2019 and either the funds available under the Athyrium credit agreement or the amounts that would be received if Almirall exercises its option to exclusively license the rights to lebrikizumab in Europe are sufficient to meet its anticipated cash requirements into the first half of 2021 and to enable the Company to fund its planned Phase 3 clinical program for lebrikizumab through receipt of topline results. These statements deal with future events and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to the effectiveness of the Company’s branded direct-to-consumer campaigns; the Company’s dependence on third-party clinical research organizations, manufacturers, suppliers and distributors; the timing, costs, design, implementation and outcomes of the Company’s clinical trials; the outcomes of future meetings with regulatory agencies; the Company’s ability to develop and maintain collaborations and license products and intellectual property; the Company’s ability to attract and retain key employees; the Company’s ability to obtain necessary additional capital; market acceptance of the Company’s current and future products; the impact of competitive products and therapies; the Company’s ability to manage the growth and complexity of its organization; the Company’s ability to maintain, protect and enhance its intellectual property; and the Company’s ability to continue to stay in compliance with its material contractual obligations, applicable laws and regulations. You should refer to the section entitled “Risk Factors” set forth in the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and other filings the Company makes with the Securities and Exchange Commission from time to time for a discussion of important factors that may cause actual results to differ materially from those expressed or implied by the Company’s forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this news release. The Company undertakes no obligation to publicly update any forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press release dated May 7, 2019.

The information furnished in this Current Report under Item 2.02 and Item 7.01 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing regardless of any general incorporation language in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERMIRA, INC.

Date: May 7, 2019	By:	/s/ Andrew L. Guggenhime
Andrew L. Guggenhime
Chief Financial Officer